Exhibit 4.26

ACCESSION DEED TO THE PLEDGE OF SHARES OF CEMEX ESPAÑA, S.A. ISSUED BY THE ENTITIES “THE BANK OF NEW YORK MELLON” AND “CEMEX ESPAÑA, S.A.”

NUMBER SIX THOUSAND FOURTEEN ––––––––––––––––––––––––––––––––––––––––––

On November nineteen, two thousand nineteen, residing at Madrid––––––––––––––––––

Before me, ANTONIO PÉREZ-COCA CRESPO, Notary Public of Madrid and its Bar Association, there ––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

–––––––––––––––––––––––––––––––––– APPEAR:–––––––––––––––––––––––––––––––––––––

MRS. PALOMA-JULIETA ÁLVAREZ-URÍA BERROS, a Spanish citizen, of legal age, with domicile for this purpose in Madrid, calle José Abascal , número 45; with National Identity Card number 09427338Y. –––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

MRS. MÓNICA BASELGA LORING, of legal age, with domicile for this purpose in Madrid, calle Hernández de Tejada , número 1; with National Identity Card number 51066340-S.

–––––––––––––––––––––––––––––––––– INVOLVED:– –––––––––––––––––––––––––––––––––––

The first, in the name and on behalf of THE BANK OF NEW YORK MELLON (hereinafter, the “Bank”), an entity incorporated under the laws of the State of New York (United States of America), with registered office at 225 Liberty Street, New York, N.Y. 10286, United States of America, which in turn acts on behalf and for the benefit of the holders of Senior Secured Notes for an aggregate principal amount of one billion dollars of the United States of America (1,000,000,000 USD) at an interest rate of 5.450%,due in 2029, notwithstanding the events of early repayment that have been provided, issued by virtue of the Indenture, governed under the laws of the State of New York (United States of America), executed on November 19, 2019 by and between, among others, CEMEX, S.A.B. de C.V., a legal entity incorporated under Mexican laws, as issuer, and The Bank of New York Mellon, as trustee (hereinafter, in conjunction with its subsequent amendments or novations, the “Bond Issuance”). –––––––––––––––––––––––––––––

As she affirms, using her valid power granted in turn by Mrs Loretta A. Lundberg and Mrs. Wanda Camacho, as representatives with sufficient powers, through deed issued before the Notary Public of New York, Mr. Bret S. Derman, as of the fifteenth day of November two thousand nineteen, copy of which has been showed to me and whose original, duly apostilled under the Hague Convention of October 5, 1961, will be attached to the present deed, through procedures, upon my receipt. –––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

The second, in the name and on behalf of the legal entity “CEMEX ESPAÑA, S.A.” (before, COMPAÑÍA VALENCIANA DE CEMENTOS PÓRTLAND, S.A.), with registered office at Madrid, calle Hernández de Tejada , 1; whose core business is Holding activities. ––––––

With CNAE Code 6420 “Activities of the Holding Society”. ––––––––––––––––––––––––––

It was incorporated for an indefinite term in a deed authorized by the Notary Public of Valencia, Mr. Juan Bautista Roch Contelles, on April 30, 1917, adapted to the effective legislation through deed authorized by the Notary Public of Valencia, Mr. Antonio Soto Bisquert on July 13, 1990; incorporation registered in Valencia’s Public Registry of Commerce in volume 122, book 28 of legal entities, section 3rd of corporations, page 354, inscription 1st; regarding the adaptation deed, it is registered in said Registry, in volume 2,854, book 10, section general, sheet page V2533, inscription 165; also the by-laws were rewritten under another public instrument authorized by the Notary Public of Madrid, Mr. Antonio Francés y de Mateo on August 12, 1993, with the order number 6,796, causing the inscription 200th. –––––––––––––––––––––––––––––––––––––––––––––

The current domicile previously stated has been transferred through deed authorized by the Notary Public of Valencia, Mr. Antonio Soto Bisquert on June 29, 1995, with the order number 1,489 of his protocol, and registered in Madrid’s Public Registry of Commerce in volumes 9743 and 9744, section 8th, book of legal entities, sheet 1 and 166, page number M 156542, inscriptions 1st and 2nd. ––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

Its corporate name was changed for the one used nowadays, through resolution adopted by the General Shareholders Meeting of the legal entity, in its meeting that took place the twenty fourth day of June two thousand two, and notarized before my testimony the same day, under the order number 662 of the protocol, causing inscription 122nd of the registral page. ––––––––––––––

Has a C.I.F. number: A46004214 and CNAE Code number 6420 (holding societies). –––––

The concerned party represents that the identifying date of the legal entity and, particularly, its core business and domicile, have not changed from the aforementioned.

Has a C.I.F. number: A-46.004.214. ––––––––––––––––––––––––––––––––––––––––––––––

As she affirms, using her valid power granted in her favor by resolution adopted by the Board of Directors of the legal entity, in its meeting that took place on August 27, two thousand nineteen, notarized through deed issued before me, as of today, under the protocol number previous to the present, as it is evidenced with an authorized copy of said deed at my sight.

For purposes of article 98 of the Law 24/2001, and in accordance to the Resolutions of the General Directorate of Registries and Notaries of April 12, 2002, hereby I acknowledge that to my judgment, I consider as sufficient the representative powers previously certified in order to notarize the present deed under the terms indicated below. ––––––––––––––––––––––––––––––––––––––––

ACTUAL OWNERSHIP. - I, the Notary Public, hereby expressly state that I have complied with the obligations of identification of the real owner imposed by the Law 10/2010, of April 28, whose results appear in the act authorized by the Notary Public of Madrid, Mr. Antonio Pérez-Coca Crespo, on the twenty sixth day of June, two thousand fifteen, under the protocol order number 3,194, which has not been amended since then, as affirmed by the legal representative of the legal entity. –––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

To my judgment, the concerned parties involved have the legal capacity and legitimate interest required for the issuance of this ACCESSION DEED TO THE PLEDGE CERTIFICATE OF SHARES OF CEMEX ESPAÑA, S.A. and, for this and all the applicable legal purposes, within the scope of their legal representation, the undersigned, –––––––––––––––––––––––––––––––––––

–––––––––––––––––––––––––––––––––– REPRESENT––––––––––––––––––––––––––––––––––––

I.      That, by virtue of the agreement executed before me on November 8, 2012, through policy registered with the number 3,530 of Section A of its Register Book, which has been extended several times, the last time on July 19, 2017, through agreement notarized by the policy executed before me on said date (hereinafter, the “Pledges Certificate”), CEMEX, S.A.B. de C.V. and New Sunward Holding B.V. constituted certain security rights of pledge (hereinafter, the “Pledges”) over their own shares of the legal entity CEMEX España, S.A. –––––––––––––––––––––––––––––

II.    That, in accordance to the Intercreditor Agreement (as defined in the Policy of the Pledges), the creditors of the CEMEX group by virtue of the issuance of notes like the Bond Issuance shall be considered as Additional Notes Creditors and, hence, the Secured Parties, under the terms provided in the Intercreditor Agreement and the Policy of the Pledges, may be entitled to the benefits of the Pledges through their accession to the Policy of the Pledges in accordance to the provisions of its Article 16.

III. That, in accordance to the provisions of Article 16 of the Policy of the Pledges, the Secured Parties for whom the Securities Agent acted on their benefit, among which is the Bank, as trustee of the holders of the notes of the Bond Issuance, could adhere to the Policy of the

Pledges and ratify their content, accepting the Pledges constituted in their favor as guarantee of the corresponding Secured Obligations, through their appearance before me. –––––––––––––––––––––––––––––––––

Said accessions shall take place through the issuance of the corresponding deed or policy of accession, without requiring any new consent of the pledgors or the pledgees, for granting this consent in advance in the Intercreditor Agreement and in the Policy of the Pledges.

IV.  That, the Bank expressly represents that the accession referred to in the Articles of this deed is notarized merely as instrument of execution of the rights conferred to the Bank within the Policy of the Pledges, in order to guarantee the payment obligations derived from the Bond Issuance with a security right of pledge of first priority over the Shares (as defined in the Policy of the Pledges), concurrent with the remaining Pledges. –––––––––––––––––––––––––––––––––––––––––––––––––

V.    That, by virtue of the aforementioned representations, it is the Bank’s intention to execute this Deed of Accession (hereinafter the “Deed”) in accordance to the following

––––––––––––––––––––––––––––––––––– ARTICLES–––––––––––––––––––––––––––––––––––––

FIRST.- ACCESSION TO THE POLICY OF THE PLEDGES. ––––––––––––––––––

By means of the present Deed, the Bank adheres, ratifies, and consents with all the terms of the Policy of the Pledges, which full contents are acknowledged by it, therefore giving full force and legal effectiveness to said accession and accepting the payment obligations from the Bond Issuance to be guaranteed by a security right of pledge of first priority over the Shares (as defined the Policy of the Pledges), concurrent with the remaining Pledges. ––––––––––––––––––––––––––

The Bank requests me, the Notary Public, to notify this accession to WILMINGTON TRUST (LONDON) LIMITED, with registered office for this purpose at Third Floor, 1 King’s Amrs Yard, London, United Kingdom, EC2R 7AF (attention Sajada Afzal), as Securities Agent, and I, the Notary Public, accept said request. –––––––––––––––––––––––––––––––––––––––––

CEMEX España, S.A., appears in this document for the purposes of being notified of this accession. –––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

SECOND.- APPLICABLE LAW AND JURISDICTION. –––––––––––––––––––––––

2.1 The present Deed is governed by the Spanish common law. –––––––––––––––––––––

2.2 The Parties expressly submit to the jurisdiction and venue of the courts and tribunals of Madrid, for any and all matters that may derive from the validity, interpretation, compliance and of execution of the present Deed. ––––––––––––––––––––––––––––––––––––––––––––––––––

DATA TREATMENT.- The concerned parties consent the addition of their data and the copy of the identity documents, to the files of the Notary, with the purpose of realizing functions related to the Notary’s practice and make the communications of data provided by the Public Administrations Law and, if necessary, to the successive Notary Public of the district. Can exercise the rights of access, rectification, opposition, or cancelation in the authorizing Notary. –––––––––

As said and granted. ––––––––––––––––––––––––––––––––––––––––––––––––––––––––

And I, the Notary Public, CERTIFY: ––––––––––––––––––––––––––––––––––––––––

a.- Having identified the concerned parties by their identification documents that have exhibited me and are listed in their appearance. ––––––––––––––––––––––––––––––––––––––––––––––––––

b.- That the concerned parties, to my judgment, have the legal capacity and are entitled for executing this document. ––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

c.- That the execution of this document is in adherence to the legality and the duly informed freedom of will of the concerned parties.

d.- Having read this public instrument to the undersigned, previously warned of their right to read it by themselves, right which have exercised, and they acknowledge being duly and fully noticed of the content of this public instrument, to which they grant their consent, in accordance to article 193 of the Notary Rules and Regulations. –––––––––––––––––––––––––––––––––––––––

e.- That the present public instrument is executed in six notary paper sheets, series EY number: 4871353 and the next five numbers in correlative order, I, the Notary Public, certify. The signature of the concerned party follows. – Signed. ANTONIO PÉREZ-COCA CRESPO. Signed. Notary’s seal.-

NOTARIZED PROCEDURE.- I, ANTONIO PÉREZ-COCA CRESPO, Notary Public of Madrid and of its Bar Association extends hereto for certifying that as of today, November twenty-first, two thousand nineteen, I receive a copy of the dual-column typed power of attorney, in English and Spanish, languages that I, the Notary Public, know, particularly granted for notarizing the deed hereto, by Mrs. Loretta A. Lundberg and Mrs. Wanda Camacho, as representatives of THE BANK OF NEW YORK MELLON, before the Notary Public of New

York, Mr. Bret S. Derman, as of the fifteenth day of November, two thousand nineteen. –––––––––––––––––––––––––––––––––––

The power of attorney is duly apostilled in accordance to the Hague Convention. And I, the Notary Public, due to my knowledge of the State of New York’s legislation in this subject; by virtue of being granted before a Notary Public of said country; because the powers of attorney there granted have the same legal effects in the origin country, because the special powers are not registered in New York’s Public Registry of Commerce, because the Notary Public of New York confirms the identity, legal capacity and compliance of all the local formalities and because the act contained therein is valid in accordance to international private law statutes, I consider, for the purposes of article 36 of the Mortgage Regulation and the Additional Third Statute of the Law 15/2015 of Voluntary Jurisdiction, that the equivalent formalities principle has been complied. –––––––––––

I have at my sight said power of attorney and the powers conferred in it are sufficient and plenty for executing the present accession deed to the pledge. ––––––––––––––––––––––––––––––

And having nothing else to certify, I extend the present document over this sole notary sheet, I, the Notary Public, certify. Signed. ANTONIO PÉREZ-COCA CRESPO. Signed. Notary’s seal.-

THIS IS THE FIRST COPY EXACTLY FROM ITS ORIGINAL, where it is written. For the executing legal entity, I hereunto set my hand and affixed my notarial seal in eight sealed sheets of exclusive paper for notary documents, series EW, numbers 7387059, and the following seven numbers in correlative decreasing order, that I sign and seal at Madrid, on November twenty sixth, two thousand nineteen. I CERTIFY. –––––––––––––––––––––––––––––––––––––––––––––